Exhibit 99.1

AspenBio Advances AppyScore™ Cassette-Based Test and Adds Regulatory and Sales and Marketing Expertise

AppyScore™ Cassette-based System Design Lock-down Finalized; Test Advancing Towards Planned Marketing Field Trials

CASTLE ROCK, CO., October 26, 2010 — AspenBio Pharma, Inc. (Nasdaq: APPY) today announced that the Company has initiated manufacturing of its AppyScore™ cassette-based test system to be used in further validation and verification testing of AppyScore—a novel, blood-based diagnostic test designed to aid emergency department physicians in the difficult challenge of evaluating patients suspected of having appendicitis. Initial pre-clinical market testing is anticipated to commence prior to the end of the fiscal year. In addition, the Company reported that it has made key additions to its team to support AppyScore’s clinical development, regulatory submission and market launch planning. Aspen has contracted with Michael Wandell, PharmD to lead its human diagnostic products’ clinical and regulatory strategy, including taking over primary responsibility for clinical validation study design and ongoing communications with the US Food and Drug Administration, and Erik Miller to spearhead commercial planning efforts, including pre-clinical field testing of the AppyScore system.

“Aspen has made significant progress advancing the AppyScore cassette-based test and we are excited to put the test in the hands of actual hospital users for feedback as we proceed towards our pivotal clinical trial,” said Steve Lundy, President and Chief Executive Officer. “In addition, both Mike and Erik bring a significant level of expertise from the diagnostic field and they will play an important role in helping Aspen advance our regulatory and commercial planning efforts for AppyScore in a focused and cost-effective manner.”

Dr. Wandell has over thirty years of experience in regulatory affairs and clinical trial design and management. Most recently Dr. Wandell served as Senior Vice President, Clinical, Regulatory and Quality for Epigenomics AG as it conducted the PRESEPT Study, the largest commercially sponsored colorectal cancer screening study ever conducted. He previously worked for Benaroya Research Institute, LipoSonix, Inc., Home Access Health Corporation and Genetics Systems Corporation. Dr. Wandell received a Bachelors of Science in Pharmacy from the University of Washington and a Doctorate in Clinical Pharmacy from the University of Michigan and completed NIH Fellowship in Medicine.

Erik Miller has over twenty years of experience focused on health care marketing, management, sales and business development. Most recently he served as Vice President, Business Development and Marketing for Radix Biosolutions which launched its first commercial products and defined services during his tenure. Previously he worked in increasing levels of marketing and business responsibility with Luminex Corporation, Safety Syringes, Inc. and Biosite Diagnostics. Mr. Miller received a Bachelor of Science Degree in Pharmacy from the University of Iowa and a Masters in Business Administration from the University of North Carolina.

About AspenBio Pharma
AspenBio Pharma, Inc. (NASDAQ: APPY) is developing and commercializing innovative products that address unmet diagnostic and therapeutic needs. The company’s lead product candidate, AppyScore, is designed to be a novel blood-based diagnostic test that aids in the evaluation of low risk patients initially suspected of having acute appendicitis, helping address the difficult challenge of triaging possible appendicitis patients in the hospital emergency department setting.  For more information, please visit www.aspenbiopharma.com.

Forward-Looking Statements
This news release includes "forward-looking statements" of AspenBio Pharma, Inc. (“APPY”) as defined by the Securities and Exchange Commission (“SEC”).  All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY.  Investors are cautioned that any such statements are not guarantees of future performance.  Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding the ability to successfully complete the clinical trial activities required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test and other new products, execute agreements required to successfully advance the company's objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets.  Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY's recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Vice President, Investor Relations
Tel 303-794-2000 Ext. 207